SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of Earliest Event Reported)  March 4, 1997
                                                            -------------


                               AMERICAN ECO CORPORATION
                              -------------------------
                (Exact name of registrant as specified in its charter)



          ONTARIO, CANADA                0-10621               52-1742490
     -------------------------     --------------------     -----------------
   (State or other jurisdiction  (Commission File Number)     (IRS Employer
         of Incorporation)                                 Identification No.)


                     11011 JONES ROAD
                      HOUSTON, TEXAS                            77070
                  ----------------------                      --------
         (Address of principal executive offices)            (zip code)


        Registrant's telephone number, including area code - (281) 774-7000
                                                             --------------


                                    NOT APPLICABLE
                   -----------------------------------------------
            (Former name or former address, if changed since last report)

                    American Eco Corporation, an Ontario, Canada corporation ("American Eco"), has reported the events disclosed therein previously with the Securities and Exchange Commission under cover of Form 6-K on March 14, 1997. Subsequently, American Eco discovered that its reporting status as a foreign private issuer had changed to that of a domestic private issuer. This Current Report on Form 8-K is being filed by American Eco with the Securities and Exchange Commission in order to provide the information required to be filed pursuant to Item 7 herein.


          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


                    On March 4, 1997, American Eco completed its proposed acquisition of Chempower, Inc. ("Chempower"), a manufacturing, construction and environmental services company for the power generation industry. Pursuant to the terms of an Agreement and Plan of Merger, dated as of September 10, 1996, and as amended on January 15, 1997, a newly-formed, wholly-owned subsidiary of American Eco, merged with and into Chempower and Chempower became a wholly-owned subsidiary of American Eco (the "Merger"). As a result of the Merger, all of the shareholders of Chempower, other than two principal shareholders (the "Principal Shareholders"), received $6.20 in cash for each of their Chempower shares, and all Chempower option holders received, in cash, the difference between $6.20 and the exercise price per share for their outstanding options. The Principal Shareholders received a portion of the merger consideration in cash and the balance was represented by a $15.9 million promissory note of Chempower (the "Shareholder Note"), payable on February 28, 1998. The Shareholder Note is secured by all of Chempower's assets, subject to the prior security interest of the First National Bank of Ohio, as referred to below, and guaranteed by American Eco which has secured its guaranty by a pledge of its Chempower shares. Pending repayment of the Shareholder Note, certain restrictions are imposed upon Chempower's business. Based on the total 7,565,113 Chempower shares outstanding on the effective date of the Merger and the amounts due to Chempower option holders, the total acquisition cost was approximately $50 million.

                    Concurrently with the closing of the Merger, Chempower entered into installment purchase agreements with Holiday Properties, a general partnership owned by Toomas J. Kukk and Ernest M. Rochester, two executive officers of Chempower. These agreements provide for the acquisition by Chempower of three parcels of real property which had been leased to Chempower by Holiday Properties, including Chempower's executive offices in Akron, Ohio and two other properties located in Cincinnati, Ohio and Winfield, West Virginia. The aggregate purchase price for the three properties was $4.5 million, of which $500,000 was paid on the closing date of the Merger.

                    Messrs. Kukk and Rochester each entered into three year Employment Agreements to serve as Chempower's President and Chief Executive Officer and as Vice Chairman, respectively, at an annual salary of not less than $280,000 for Mr. Kukk and $150,000 for Mr. Rochester. Messrs. Kukk and Rochester each also entered into five year Non-Competition Agreements for which each will receive $75,000 per year.

                    Also concurrently with the Merger, Chempower entered into a one-year $15.7 million line of credit facility with the First National Bank of Ohio. Approximately $6 million of such facility was used by Chempower to finance a portion of the merger consideration and the balance will be used for general corporate purposes. The credit facility is secured by a first security interest in all of the assets of Chempower, and guaranteed by American Eco.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           Consolidated Financial Statements of Chempower, Inc.
           at December 31, 1996 and December 31, 1995 and the years then ended:

                Report of McGladrey & Pullen, LLP, independent accountants to Chempower

                Consolidated Statements of Income

                Consolidated Balance Sheets

                Consolidated Statements of Shareholders' Equity

                Consolidated Statements of Cash Flows

                Notes to Consolidated Financial Statements



           (b)  PRO FORMA FINANCIAL INFORMATION.

           Unaudited Pro Forma Combined Financial Statements:

                Introduction to Unaudited Pro Forma Combined
                Financial Statements

                Unaudited Pro Forma Combined Balance Sheet

                Unaudited Pro Forma Combined Statement of Income

                Notes to Unaudited Proforma Combined Financial
                Statements


           (c)  EXHIBITS.

           Exhibit
           Number   Description of Document
           ------   -----------------------

           10.1 Agreement and Plan of Merger, dated as of September 10, 1996, among American Eco, Sub Acquisition Corp. and Chempower (incorporated by reference to Exhibit 10.9.1 to American Eco's Annual Report on Form 10-K filed on May 5, 1996 (the "1996 Form 10-K")).

           10.2 Financing Agreement, dated February 28, 1997, among American Eco, Chempower, Toomas
                    J. Kukk and Mark L. Rochester (incorporated by reference to Exhibit 10.9.2 to the 1996 Form 10-K).

           10.3 Letter Agreement, dated February 28, 1997, between American Eco and Toomas J. Kukk, as agent (the "Agent") (incorporated by reference to Exhibit 10.9.3 to the 1996 Form
                    10-K).

           10.4     Guaranty, dated February 28, 1997, by
                    American Eco in favor of the Agent
                    (incorporated by reference to Exhibit 10.9.4 to the 1996 Form 10-K).

           10.5 Pledge Agreement, dated February 28, 1997, between American Eco and the Agent
                    (incorporated by reference to Exhibit 10.9.5 to the 1996 Form 10-K).

           10.6 Security Agreement, dated February 28, 1997, between American Eco and the Agent
                    (incorporated by reference to Exhibit 10.9.6 to the 1996 Form 10-K).

           10.7 Loan Agreement, dated as of February 28, 1997, by and between Chempower and First National Bank of Ohio ("FNBO") (incorporated by reference to Exhibit 10.9.7 to the 1996 Form 10-K).

           10.8     Promissory Note, dated February 28, 1997, of
                    Chempower in favor of the Agent
                    (incorporated by reference to Exhibit 10.9.8 to the 1996 Form 10-K).

           10.9     Purchase Agreement, dated as of February 28,
                    1997, between Chempower and Holiday
                    Properties ("Holiday") (incorporated by
                    reference to Exhibit 10.9.9 to the 1996 Form
                    10-K).

           10.10    Commercial Guaranty, dated February 28,
                    1997, by American Eco in favor of FNBO
                    (incorporated by reference to Exhibit
                    10.9.10 to the 1996 Form 10-K).

           10.11    Promissory Note, dated February 28, 1997, of
                    Chempower in favor of FNBO (incorporated by reference to Exhibit 10.9.11 to the 1996
                    Form 10-K).

           10.12    Subordination Agreement, dated February 28,
                    1997, among Chempower, FNBO, Toomas J. Kukk,
                    Mark L. Rochester and the Agent
                    (incorporated by reference to Exhibit
                    10.9.12 to the 1996 Form 10-K).

           10.13    Commercial Security Agreement, dated as of
                    February 28, 1997, between Chempower and
                    FNBO (incorporated by reference to Exhibit
                    10.9.13 to the 1996 Form 10-K).

          ITEM 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.



                                 CHEMPOWER, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                             INDEPENDENT AUDITOR'S REPORT


          To the Board of Directors
          Chempower, Inc.
          Akron, Ohio


          We have audited the accompanying consolidated balance sheets of CHEMPOWER, INC. AND SUBSIDIARIES at December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CHEMPOWER, INC. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years the ended, in conformity with generally accepted accounting principles.


          /s/ McGladrey & Pullen, LLP

          Elkhart, Indiana
          February 28, 1997

                           CHEMPOWER, INC. AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS
                              DECEMBER 31, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

                                                     1996         1995
                                                     ----         ----
           ASSETS

           Current Assets

             Cash and cash equivalents .            $13,494       $11,603

             Marketable securities   . .              3,291         1,084

             Trade receivables   . . . .             20,618        22,022

             Contracts in progress   . .              3,358         4,608

             Inventories   . . . . . . .              3,338         4,058

             Other current assets  . . .                463           385
                                                    -------       -------
                Total current assets . .            $44,562        43,760

           Property and Equipment,
             at depreciated cost   . . .              6,180         6,865


           Intangible Assets . . . . . .                595           623


           Other Assets  . . . . . . . .              2,238         3,322
                                                    -------       -------

                                                    $53,575       $54,570
                                                    =======       =======
           LIABILITIES AND SHAREHOLDERS'
           EQUITY

           Current Liabilities

             Trade payables  . . . . . .             $4,502        $4,688

             Contracts in progress   . .              1,166         1,465

             Payroll related accruals  .              7,420         7,740

             Income taxes payable  . . .                  9           330

             Other current liabilities                1,706         2,396
                                                    -------       -------
                Total current liabilities            14,803        16,619
                                                    -------       -------


           Deferred Credit, excess of
             acquired interest over                     546           986
             cost  . . . . . . . . . . .            -------       -------


           Commitments


           Shareholders' Equity

             Common stock  . . . . . . .                776           776

             Additional paid-in capital.             20,334        20,334

             Retained earnings   . . . .             17,736        16,465

             Unrealized loss on
                available-for-sale                      (10)            -
                securities . . . . . . .            -------       -------
                                                     38,836        37,575

             Less cost of common stock in               610           610
                treasury . . . . . . . .            -------       -------

                                                     38,226        36,965
                                                    -------       -------

                                                    $53,575       $54,570
                                                    =======       =======

                          See Notes to Financial Statements

                           CHEMPOWER, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME
                        YEARS ENDED DECEMBER 31, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

                                                       1996        1995
                                                       ----        ----

           Revenues  . . . . . . . . . .              $71,377     $78,684


           Cost of revenues  . . . . . .               61,306      66,740
                                                      -------     -------


             Gross profit  . . . . . . .               10,071      11,944


           Selling, general, and                        9,273       8,925
           administrative expenses . . .             --------    --------



             Operating income  . . . . .                  798       3,019
                                                      -------     -------


           Nonoperating income (expense):

             Interest and dividend income                 758         538

             Gain on sale of                            1,097           -
             available-for-sale
             securities  . . . . . . . .

             Professional fees incurred
             in connection with                          (714)          -
             acquisition   . . . . . . .              -------     -------

                                                        1,141         538
                                                      -------     -------


             Income before income taxes                 1,939       3,557



           Income taxes  . . . . . . . .                  668       1,310
                                                      -------     -------


             Net income  . . . . . . . .              $ 1,271     $ 2,247
                                                      =======     =======



                          See Notes to Financial Statements.

                           CHEMPOWER, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        YEARS ENDED DECEMBER 31, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)



                                                     ADDITIONAL
                                        COMMON        PAID-IN        RETAINED
                                         STOCK        CAPITAL        EARNINGS
                                        -------     -----------     ---------


     Balance, December 31, 1994  .      $  741       $  19,463      $  14,218

      Net income . . . . . . . . .           -               -          2,247

      Options exercised for 343,550
       shares of common stock  . .          35             871              -

      Purchase of 87,691 shares of
       common stock for the                  -               -              -
       treasury  . . . . . . . . .      ------       ---------      ---------

     Balance, December 31, 1995  .         776          20,334         16,465

      Unrealized losses on
       available-for-sale                    -               -              -
       securities  . . . . . . . .

      Net income . . . . . . . . .           -               -          1,271
                                        ------       ---------      ---------

     Balance, December 31, 1996  .      $  776       $  20,334      $  17,736
                                        ======       =========      =========




                                                UNREALIZED
                                                 LOSS ON
                                                AVAILABLE-          COMMON
                                                 FOR-SALE          STOCK IN
                                                SECURITIES         TREASURY
                                               -----------        ----------


     Balance, December 31, 1994  . . . . .       $    -          $    (410)

      Net income . . . . . . . . . . . . .            -                  -

      Options exercised for 343,550
       shares of common stock  . . . . . .            -                  -

      Purchase of 87,691 shares of
       common stock for the treasury . . .            -               (200)
                                                -------          ---------

     Balance, December 31, 1995  . . . . .            -               (610)

      Unrealized losses on available-
       for-sale securities . . . . . . . .          (10)                 -

      Net income . . . . . . . . . . . . .            -                  -
                                                -------          ---------

     Balance, December 31, 1996  . . . . .          (10)         $    (610)
                                                =======          =========




                                                  STOCK
                                                REPURCHASE
                                                AGREEMENT           TOTAL
                                                ---------           -----


     Balance, December 31, 1994  . . . . .       $  420         $  33,592

      Net income . . . . . . . . . . . . .            -             2,247

      Options exercised for 343,550
       shares of common stock  . . . . . .            -               906

      Purchase of 87,691 shares of
       common stock for the treasury . . .         (420)              220
                                                 ------         ---------

     Balance, December 31, 1995  . . . . .            -            36,965

      Unrealized losses on available-
       for-sale securities . . . . . . . .            -               (10)

      Net income . . . . . . . . . . . . .            -             1,271
                                                 ------         ---------

     Balance, December 31, 1996  . . . . .       $    -         $  38,226
                                                 ======         =========



                        See Notes to Financial Statements

                           CHEMPOWER, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                        YEARS ENDED DECEMBER 31, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

                                                       1996       1995
                                                       ----       ----

           Cash Flows From Operating Activities

             Net income  . . . . . . . . . . . .      $ 1,271   $ 2,247

             Adjustments to reconcile net income
                to net cash provided by
                operating activities:

                Depreciation and amortization  .        1,240     1,007

                Change in assets and
                liabilities:

                   Decrease in:

                      Trade receivables  . . . .        1,404     2,053

                      Contracts in progress  . .        1,250     1,815

                      Inventories and other  . .          642     1,353

                   Increase (decrease) in:

                       Trade payables  . . . . .         (293)   (2,019)

                       Contracts in progress . .         (299)   (1,801)

                                                       (1,664)    2,339
                       Accruals and other  . . .      -------   -------

                         Net cash provided by           3,551     6,994
                         operating activities  .      -------   -------


           Cash Flows From Investing Activities

             Purchase of property and equipment          (527)   (1,573)

             Business acquisitions   . . . . . .            -    (4,796)

             Available-for sale securities:

                Purchases  . . . . . . . . . . .       (8,828)   (1,084)

                Sales  . . . . . . . . . . . . .        6,621         -

                                                        1,074      (508)
             Other   . . . . . . . . . . . . . .      -------   -------

                Net cash (required for)                (1,660)   (7,961)
                investing activities . . . . . .      -------   -------


           Cash Flows From Financing Activities

             Proceeds from issuance of common
             stock   . . . . . . . . . . . . . .            -       906

                                                            -      (200)
             Purchase of treasury stock  . . . .      -------   -------

                Net cash provided by financing              -       706
                activities . . . . . . . . . . .      -------   -------

                Increase (decrease) in cash and
                cash equivalents . . . . . . . .        1,891      (261)



                                                       11,603    11,864
           Cash and cash equivalents, beginning       -------   -------


                                                      $13,494   $11,603
           Cash and cash equivalents, ending . .      =======   =======



                          See Notes to Financial Statements.

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          NOTE 1. NATURE OF BUSINESS, USE OF ESTIMATES, AND SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF BUSINESS:

          The Company provides contracting and material distribution to industrial customers, primarily electric utilities. The Company also provides manufactured and fabricated products to a variety of customers. The Company provides its services and products to customers throughout the United States, generally on terms of 30 days.

          USE OF ESTIMATES:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          SIGNIFICANT ACCOUNTING POLICIES:

          PRINCIPLES OF CONSOLIDATION:

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Hunter Insulation, Inc., Global Power Company, Southwick Corp., and Brookfield Corp. Southwick Corp. and Brookfield Corp. were formed for the purposes of acquiring all the partnership interests of Controlled Power Limited Partnership.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

          CASH AND CASH EQUIVALENTS:

          The Company has cash on deposit with financial institutions which, at times, may be in excess of FDIC insurance limits.

          The Company considers all highly liquid investments with an original maturity of ninety days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market funds.

          MARKETABLE SECURITIES:

          The Company has classified all investment securities as available-for-sale. At December 31, 1996 and 1995, the fair market value of marketable securities approximated their cost.

          REVENUE AND COST RECOGNITION:

          Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          A portion of contract revenue relates to time and material contracts. These contracts are generally billed weekly for work performed and are treated as completed contracts at each billing.

          INVENTORIES:

          Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of asbestos abatement supplies, specialized products, and insulation materials purchased for resale.

          DEPRECIATION AND AMORTIZATION:

          Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives. Generally, useful lives are 20-39 years for land improvements, buildings, and leasehold improvements, 3-10 years for machinery and furniture and fixtures, and 5-7 years for transportation equipment.

          Amortization of intangible assets is being computed by the straight-line method using periods of thirty to forty years. Amortization of the fair value of the partnership over the purchase price (negative goodwill) is amortized over a period of 3 years.

          NOTE 2. CONTRACTS IN PROGRESS AND TRADE RECEIVABLES

          Comparative information with respect to fixed-price contracts in progress as of December 31, 1996 and 1995 is as follows:

                                                      1996       1995
                                                     -----       -----

                                                  (DOLLARS IN THOUSANDS)

          Costs incurred on uncompleted              $57,931     $68,335
          contracts . . . . . . . . . . . . .

          Estimated earnings  . . . . . . . .          5,300       5,906

          Estimated losses  . . . . . . . . .           (748)          -
                                                     -------     -------
                                                      62,483      74,241

          Less billings to date . . . . . . .         60,291      71,098
                                                     -------     -------
                                                     $ 2,192     $ 3,143
                                                     =======     =======

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


                                                      1996        1995
                                                      -----      -----

                                                  (DOLLARS IN THOUSANDS)

          Included in the accompanying balance
             sheets as contracts in progress:

          Costs and estimated earnings in excess
             of related billings on uncompleted        $3,358    $4,608
             contracts  . . . . . . . . . . . .

          Billings in excess of related costs
             and estimated  earnings on
             uncompleted contracts and provisions      (1,166)   (1,465)
             for estimated losses on contracts         ------    ------

                                                       $2,192    $3,143
                                                       ======    ======

          As a part of the Company's percentage-of-completion method, the Company evaluates the completion of its contracts in progress and projects the estimated costs to complete on each contract. It is common in the industry to experience differences between estimated costs and actual costs incurred upon completion of the contracts and to be reimbursed for additional costs incurred.

          Trade receivables include amounts aggregating $3,218,000 and $1,344,000 at December 31, 1996 and 1995 respectively, billed under the retainage provisions of construction contracts. Based on the Company's experience with similar contracts, the balances are expected to be collected in the subsequent fiscal year.

          Trade receivables in the accompanying balance sheets at December 31, 1996 and 1995 are stated net of an allowance for doubtful accounts of $473,000 and $529,000 respectively.

          Other assets at December 31, 1995 include amounts aggregating $1,881,000 billed under the retainage provisions of construction contracts.

          NOTE 3. PROPERTY AND EQUIPMENT

          The composition of property and equipment, stated at cost, as of December 31, 1996 and 1995 is as follows:

                                                        1996       1995
                                                       -----       -----
                                                    (DOLLARS IN THOUSANDS)

          Land and improvements . . . . . . .          $  275    $   263

          Buildings . . . . . . . . . . . . .           2,207      2,115

          Leasehold improvements  . . . . . .             555        553

          Machinery . . . . . . . . . . . . .           6,948      7,940

          Transportation equipment  . . . . .           2,015      1,876

          Furniture and fixtures  . . . . . .             981        891
                                                       ------    -------
                                                       12,981     13,638
          Less accumulated depreciation . . .           6,801      6,773
                                                       ------    -------
                                                      $ 6,180    $ 6,865
                                                      =======    =======

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          NOTE 4. BORROWING CAPACITY

          The terms of an unsecured line of credit agreement with a bank permit the Company to borrow a maximum of $10,000,000, none of which was outstanding at December 31, 1996. Any borrowings under this agreement, which expires in May 1997, bear interest at the Eurodollar rate (5.625% at December 31, 1996) plus 1%.

          NOTE 5. COMMON STOCK

          At December 31, 1996 and 1995, the Company had 15,000,000 shares of common stock, with a par value of $.10 per share, authorized, of which 7,756,121 shares were issued and 191,008 shares had been purchased for the treasury.

          NOTE 6. INCOME TAX MATTERS

          Deferred taxes are provided on a liability method whereby deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

          The composition of the deferred tax assets and liabilities, which are netted and included in income taxes payable at December 31, 1996 and 1995, is as follows:

                                                     1996         1995
                                                     -----        -----

                                                   (DOLLARS IN THOUSANDS)

          Gross deferred tax assets:

             Bad debt allowance . . . . . . .     $   194       $   217

             Accrued expenses . . . . . . . .         891         1,148

             Other                                     13            11
                                                  -------       -------
                                                    1,098         1,376
                                                  -------       -------

          Gross deferred tax liabilities:

             Depreciation . . . . . . . . . .        (307)         (518)

             Partnership basis differences  .        (590)         (669)
                                                  -------       -------
                                                     (897)       (1,187)
                                                  -------       -------

                    Net deferred tax assets .     $   201       $   189
                                                  =======       =======

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          Federal and state income tax expense for the years ended December 31, 1996 and 1995 consists of the following:

                                                      1996        1995
                                                      ----        ----

                                                   (DOLLARS IN THOUSANDS)

          Current:

             Federal  . . . . . . . . . . . .         $580       $1,442

             State  . . . . . . . . . . . . .          100          300
                                                     -----       ------
                                                       680        1,742
                                                     -----       ------
          Deferred:

             Federal  . . . . . . . . . . . .          (10)        (357)

             State  . . . . . . . . . . . . .           (2)         (75)
                                                     -----       ------
                                                       (12)        (432)
                                                     -----       ------
                                                      $668       $1,310
                                                     =====       ======


          A reconciliation of the effective income tax rate with the statutory federal income tax rate for the years ended December 31, 1996 and 1995 is as follows:

                                                      1996        1995
                                                      ----        ----

                                                   (DOLLARS IN THOUSANDS)

          Tax at statutory rate . . . . . . .        34.0%        34.0%

          State income taxes, net of federal          7.0          7.0
          tax benefit . . . . . . . . . . . .

          Non-taxable interest income . . . .        (6.6)        (4.2)
                                                     -----        -----
                                                     34.4%        36.8%
                                                     =====        =====
          NOTE 7. EMPLOYEE BENEFIT PLANS

          The Company makes contributions along with many other employers to defined-contribution union-sponsored pension plans. At December 31, 1996, approximately 65% of the Company's employees were covered by these plans. The Employee Retirement Income Security Act of 1974, as amended in 1980, imposes certain liabilities upon employers who are contributors to a multi-employer pension plan in the event of such employers' withdrawal from, or upon a termination of such a plan. The share of the plans' unfunded vested liabilities allocable to the Company, and for which it may be contingently liable, is not ascertainable at this time.

          The Company's contributions to union-sponsored employee benefit plans which are based on varying rates for the hours worked by the employees, including the pension plans mentioned above, totaled approximately $6,176,000 and $7,098,000 for the years ended December 31, 1996 and 1995 respectively.

          The Company has a qualified Employee Stock Ownership Plan for non-union employees under which shares of common stock are allocated to participant employees on an annual basis, based on a determination of the Board of Directors. There was no expense for contributions to the plan for the years ended December 31, 1996 and 1995.

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          During the year ended December 31, 1995, the Company adopted a qualified profit-sharing plan, more commonly known as a 401k plan, for non-union employees. The plan provides for matching contributions by the Company as defined in the agreement and in addition, provides for discretionary contributions annually as determined by the Board of Directors. The Company's contributions to the plan for the years ended December 31, 1996 and 1995 totaled approximately $68,000 and $21,000 respectively

          Prior to the acquisition of Controlled Power Limited Partnership, the partnership had a active defined-benefit pension plan which covered substantially all it of its employees. In connection with the acquisition, the Company curtailed the benefits of the plan and accrued a termination liability for the unfunded amount of the plan. In 1996, the Company terminated the plan by among employees to transfer benefits to existing retirement plans or purchasing annuities to completely settle the obligations.

          NOTE 8. STOCK OPTIONS PLANS

          The Company has a qualified stock option plan authorizing key employees options to purchase 1,300,000 shares of common stock reserved for the grant at exercise prices equal to the fair market value of the common stock on the date of grant. Options become exercisable two years after the grant and expire ten years after grant. As permitted under generally accepted accounting principles, grants under the plan are accounted for following the provisions of APB Opinion No. 25 and its related interpretations. Accordingly, no compensation cost has been recognized for grants made to date. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, reported net income would have been reduced to $1,115,000 and $2,147,000 for the years ended December 31, 1996 and 1995 respectively.

          In determining the pro forma amounts above, the value of each grant is estimated at the grant date using the fair value method prescribed in Statement No. 123, with weighted-average assumptions for grants in 1995 and 1996 of no anticipated dividend rates for all years and risk-free interest rates of 5.25% on expected lives of 10 years.

          No options granted in 1995 and 1996 have been exercised to date and all options granted are outstanding at December 31, 1996. The following summarizes the number of grants and their respective exercise prices and grant date fair values per option, for the years ended December 31, 1996 and 1995 and the number outstanding and exercisable at those dates:

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


                                                        1996
                                           -------------------------------

                                                               WEIGHTED
                                                               AVERAGE
                                                               EXERCISE
                                                 SHARES         PRICE
                                                 ------        -------

          Outstanding, beginning of year        580,000         $3.27

             Granted  . . . . . . . . .         319,000          3.73

             Canceled during year . . .          (5,000)         3.75

             Exercised during the year.               -             -
                                                -------
          Outstanding, end of year              894,000          3.44
                                                =======


          Exercisable at end of year  .         535,000
                                                =======

          Weighted average fair value                           $1.46
          per option for options granted                        =====
          during the year . . . . . . .



                                                         1995
                                           --------------------------------

                                                               WEIGHTED
                                                               AVERAGE
                                                               EXERCISE
                                                  SHARES        PRICE
                                                  ------       --------

          Outstanding, beginning of year          820,550       $2.94

             Granted  . . . . . . . . . .         163,000        3.06

             Canceled during year . . . .         (60,000)       2.85

             Exercised during the year  .        (343,550)       2.64
                                                  -------

          Outstanding, end of year                580,000        3.27
                                                  =======

          Exercisable at end of year  . .         285,000
                                                  =======


          Weighted average fair value                           $1.20
          per option for options granted                        =====
          during the year . . . . . . . .



          A further summary of stock options is as follows:


                                                  OPTIONS OUTSTANDING
                                                 ---------------------
                                                               WEIGHTED
                                                               AVERAGE
                                                              REMAINING
                                                NUMBER       CONTRACTUAL
                                              OUTSTANDING        LIFE
                                              -----------    -----------

          Range of exercise price,
          2.875 to 3.75                         894,000          7.65



                                                 OPTIONS EXERCISABLE
                                                 -------------------

                                          WEIGHTED                WEIGHTED
                                          AVERAGE                 AVERAGE
                                          EXERCISE     NUMBER     EXERCISE
                                           PRICE    EXERCISABLE    PRICE
                                         ---------  -----------  ----------

          Range of exercise price,
          2.875 to 3.75                    $3.44      535,000      $3.35



          NOTE 9. BUSINESS ACQUISITION

          In May 1995, the Company acquired all the partnership units of Controlled Power Limited Partnership, an Illinois partnership, specializing in designing, manufacturing, and selling electrical metal-clad switchgear, power distribution systems, and bus duct systems. The total purchase price was $5,400,000. The excess of fair value of net assets over acquisition cost (negative goodwill) is being amortized over 3 years by the straight-line method. The acquisition has been accounted for as a purchase and results of operations since the acquisition date are included in the consolidated financial statements.

                           CHEMPOWER, INC. AND SUBSIDIARIES

                            NOTES TO FINANCIAL STATEMENTS


          NOTE 10. COMMITMENTS AND RELATED PARTY TRANSACTIONS

          The Company self-insures for workers' compensation in certain states. Provisions for losses under these programs are recorded based upon the Company's estimates of the aggregate liability for claims incurred. The Company was required in one state to fund an interest bearing deposit of $2.2 million, which has been included in other assets.

          The Company leases certain of its facilities from affiliated parties under agreements which expire on December 31, 1997 and also leases a warehouse and manufacturing facility under a noncancellable agreement which expires on August 1998. These leases require annual rentals of $480,000 plus the payment of operating expenses. The total minimum rental commitment at December 31, 1996 under the leases is $586,000, which is due $480,000 and $106,000 during the years ending December 31, 1997 and 1998 respectively. The total rental expense for the years ended December 31, 1996 and 1995 was $503,000 and $475,000 respectively, of which $322,000 and $321,000 respectively was paid to affiliates.

          NOTE 11. CASH FLOWS INFORMATION

          Cash payments for income taxes, net of refunds, for the years ended December 31, 1996 and 1995 were $1,012,000 and $1,163,000 respectively.

          The changes in assets and liabilities are stated net of the effects of the business acquisition and the business acquisition is stated net of cash acquired.

          During the year ended December 31, 1995, the Company entered into a mutual release and settlement agreement relating to an agreement to repurchase common stock and options, resulting in $220,000 forgiveness of debt.

          NOTE 12. SUBSEQUENT EVENT

          Subsequent to December 31, 1996, American Eco, Inc. purchased all of the outstanding shares of the Company for cash and notes totaling $6.20 per share or approximately $46,900,000. The Company also redeemed all of the outstanding stock options for $6.20 per option less the exercise price for a net amount of approximately $2,600,000. To finance the purchase of stock and options, the Company borrowed $9,000,000 on its line of credit agreement. The Company also purchased all of the facilities leased from affiliated parties for $4,500,000, which was financed primarily through notes.

          ITEM 7(B).  PRO FORMA FINANCIAL INFORMATION.


                                   INTRODUCTION TO
                     UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

            The unaudited pro forma financial statements presented below reflect the results of operations and financial position of American Eco after giving effect to the transactions described herein has if such transactions had occurred at December 1, 1995 for the purposes of the unaudited pro forma combined statement of operations. The unaudited combined balance sheet statement presents the financial position of American Eco at November 30, 1996 and Chempower at December 31, 1996 on an historical basis and on a pro forma combined basis as if the acquisition of Chempower had occurred on November 30, 1996.

            American Eco acquired Separation and Recovery Systems, Inc., a Nevada corporation ("SRS"), effective July 1, 1996, by acquiring all of the issued and outstanding shares of capital stock of SRS by exchanging 736,667 common shares of American Eco, no par value ("Common Shares"), which had a fair market value of $5.6 million.

            American Eco acquired Industra Service Corporation, a British Columbia, Canada corporation ("Industra"), effective July 22, 1996, by exchanging 1,486,997 Common Shares, which had a fair market value of $10.7 million, for 94% of the outstanding shares of Industra capital stock.

            The SRS, Industra and Chempower acquisitions were treated as purchases for financial reporting purposes. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair value at the date of the acquisition.

            Management believes that the assumptions used in preparing the unaudited pro forma financial statements provide a reasonable basis upon which to present the pro forma financial data. The unaudited pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of American Eco's results of operations or financial position had the transactions described below been consummated on or as of the dates assumed, and are not intended to project American Eco's results of operations of its financial position for any future period as of any future date. The pro forma adjustments set forth in the following unaudited pro forma financial statements are estimated and may differ from the actual adjustments when they become known, but management anticipates no material differences.

                               AMERICAN ECO CORPORATION

                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                    (IN THOUSANDS)


                                                        HISTORICAL
                                                  ---------------------
                                                   AMERICAN
                                                     ECO        CHEMPOWER
                                                   --------     ---------
          ASSETS

          Current assets:

            Cash    . . . . . . . . . . . . .        $   317     $13,494(3)

            Marketable securities   . . . . .              -       3,291

            Certificate of deposit restricted            180           -

            Accounts receivable trade, less           20,918      20,618(3)
              allowance for doubtful accounts

            Current portion of notes                   6,695           -
              receivable  . . . . . . . . . .

            Costs and estimated earnings in            3,446       3,358
              excess of billings on jobs in
              progress  . . . . . . . . . . .

            Inventory   . . . . . . . . . . .          6,807       3,338

            Deferred income taxes   . . . . .          1,393           -

                                                       4,499         463
            Prepaid expenses, other   . . . .        -------     -------

                                                      44,255      44,562
            TOTAL CURRENT ASSETS  . . . . . .        -------     -------

                                                      33,238       6,180(3)
            PLANT, PROPERTY AND EQUIPMENT, net       -------     -------


            OTHER ASSETS

            Goodwill net of accumulated               18,969         595(3)
              amortization  . . . . . . . . .

            Debenture issue costs   . . . . .             97           -

            Notes receivable  . . . . . . . .            280           -

            Other assets  . . . . . . . . . .              -       2,238

                                                       7,645           -
            Investment  . . . . . . . . . . .        -------     -------

                                                      26,991       2,833
                                                     -------     -------

                                                    $104,484     $53,575
          TOTAL ASSETS  . . . . . . . . . . .       ========     =======



                                                    PRO FORMA     CONSOLIDATED
                                                   ADJUSTMENTS      PRO FORMA
                                                   ------------    -----------
          ASSETS

          Current assets:

            Cash    . . . . . . . . . . . . . . .      $(12,500)     $  1,311

            Marketable securities   . . . . . . .                       3,291

            Certificate of deposit restricted   .                         180

            Accounts receivable trade, less              (1,441)       40,095
              allowance for doubtful accounts . .

            Current portion of notes receivable .                       6,695

            Costs and estimated earnings in                             6,804
              excess of billings on jobs in
              progress  . . . . . . . . . . . . .

            Inventory   . . . . . . . . . . . . .                      10,145

            Deferred income taxes   . . . . . . .                       1,393

                                                                        4,962
            Prepaid expenses, other   . . . . . .      --------      --------

                                                        (13,941)       74,876
            TOTAL CURRENT ASSETS  . . . . . . . .      --------      --------

                                                         13,503        52,921
            PLANT, PROPERTY AND EQUIPMENT, net  .      --------      --------


            OTHER ASSETS

            Goodwill net of accumulated                   4,769        24,333
              amortization  . . . . . . . . . . .

            Debenture issue costs   . . . . . . .                          97

            Notes receivable  . . . . . . . . . .                         280

            Other assets  . . . . . . . . . . . .                       2,238

                                                                        7,645
            Investment  . . . . . . . . . . . . .      --------      --------

                                                          4,769        34,593
                                                       --------      --------

                                                       $  4,331      $162,390
          TOTAL ASSETS  . . . . . . . . . . . . .      ========      ========



          The accompanying notes are an integral part of this pro forma combined financial information.

                               AMERICAN ECO CORPORATION

                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                    (IN THOUSANDS)


                                                           HISTORICAL
                                                     ----------------------
                                                      AMERICAN
                                                        ECO       CHEMPOWER
                                                     ---------    ---------

          LIABILITIES AND SHAREHOLDERS' EQUITY

            CURRENT LIABILITIES

            Accounts payable and accrued liabilities   $18,449  $13,628 (3)

            Notes payable   . . . . . . . . . . . .     20,399        -

            Current portion of long-term debt   . .      1,595        -

            Current portion of obligations under
              capital leases  . . . . . . . . . . .        113        -

            Income taxes payable  . . . . . . . . .          -        9

            Deferred income taxes   . . . . . . . .          -        -

            Billings in excess of costs and                419    1,166
              estimated earnings on jobs in progress   -------  -------

            TOTAL CURRENT LIABILITIES   . . . . . .     40,975   14,803
                                                       -------  -------

          LONG TERM LIABILITIES

            Long-term debt  . . . . . . . . . . . .      6,618        - (3)

            Obligations under capital leases  . . .        102

            Deferred credit, excess of acquired
              interest over cost  . . . . . . . . .          0      546 (3)

            Deferred income tax liability   . . . .      1,373        - (3)
                                                       -------   ------

                                                         8,093      546
                                                       -------  -------

            TOTAL LIABILITIES   . . . . . . . . . .     49,068   15,349
                                                       -------  -------

          MINORITY INTEREST . . . . . . . . . . . .        373        -
                                                       -------  -------

          SHAREHOLDERS' EQUITY

            Share capital   . . . . . . . . . . . .     39,411      776 (3)

            Share capital subscribed  . . . . . . .         34        -

            Contributed surplus   . . . . . . . . .      2,845   20,334 (3)

            Retained earnings   . . . . . . . . . .     12,753   17,736 (3)

            Unrealized loss on available-for-sale
              securities  . . . . . . . . . . . . .          -      (10)

            Treasury stock  . . . . . . . . . . . .          -     (610)(3)
                                                      --------  -------

                                                        55,043   38,226
                                                      --------  -------

          TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY  . . . . . . . . . . . . . . . . .   $104,484  $53,575
                                                      ========  =======


                                                    PRO FORMA   CONSOLIDATED
                                                   ADJUSTMENTS   PRO FORMA
                                                   -----------  ------------

          LIABILITIES AND SHAREHOLDERS' EQUITY

            CURRENT LIABILITIES

            Accounts payable and accrued
              liabilities   . . . . . . . . . . . .   $   (42)   $32,035

            Notes payable   . . . . . . . . . . . .               20,399

            Current portion of long-term debt   . .                1,595

            Current portion of obligations under
              capital leases  . . . . . . . . . . .                  113

            Income taxes payable  . . . . . . . . .                    9

            Deferred income taxes   . . . . . . . .                    -

            Billings in excess of costs and
              estimated earnings on jobs                           1,585
              in progress . . . . . . . . . . . . .   -------    -------

            TOTAL CURRENT LIABILITIES   . . . . . .       (42)    55,736
                                                      -------    -------

          LONG TERM LIABILITIES

            Long-term debt  . . . . . . . . . . . .    28,945     35,563

            Obligations under capital leases  . . .                  102

            Deferred credit, excess of acquired
              interest over cost  . . . . . . . . .      (546)         0

            Deferred income tax liability   . . . .     4,200      5,573
                                                      -------    -------

                                                       32,599     41,238
                                                      -------    -------

            TOTAL LIABILITIES   . . . . . . . . . .    32,557     96,974
                                                      -------   --------

          MINORITY INTEREST . . . . . . . . . . . .         -        373
                                                      -------   --------

          SHAREHOLDERS' EQUITY

            Share capital   . . . . . . . . . . . .       224     40,411

            Share capital subscribed  . . . . . . .                   34

            Contributed surplus   . . . . . . . . .   (11,334)    11,845

            Retained earnings   . . . . . . . . . .   (17,736)    12,753

            Unrealized loss on available-for-sale
              securities  . . . . . . . . . . . . .        10          0

            Treasury stock  . . . . . . . . . . . .       610          -
                                                      -------   --------

                                                      (28,226)    65,043
                                                      -------   --------

          TOTAL LIABILITIES AND SHAREHOLDERS'         $ 4,331   $162,390
          EQUITY  . . . . . . . . . . . . . . . . .   =======   ========


          The accompanying notes are an integral part of this pro forma combined financial information.

                               AMERICAN ECO CORPORATION

                 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                    (IN THOUSANDS)



                                                         HISTORICAL
                                               ----------------------------

                                                    AMERICAN
                                                      ECO          SRS
                                                    --------      -----

          REVENUE . . . . . . . . . . . . .         $119,529      $4,585
                                                    --------      ------
          COSTS AND EXPENSES

            Costs of contracts, sales and
              other operating expenses  . .          107,819       4,299

            Interest expense on
                  long-term debt  . . . . .            1,747         241

            Depreciation and amortization
                  expense . . . . . . . . .            2,232       1,042

            Loss (gain) on sale of equipment
                  or available-for-sale
                  securities  . . . . . . .               (2)          -

            Interest income . . . . . . . .                0           -

            Foreign exchange                            (221)        (13)
                  loss (income) . . . . . .         --------      ------

                                                     111,575       5,669
                                                    --------      ------
          INCOME BEFORE PROVISION FOR INCOME
          TAX . . . . . . . . . . . . . . .            7,954      (1,064)


          PROVISION FOR                                  809         167
          INCOME TAX  . . . . . . . . . . .         --------      ------


          NET INCOME  . . . . . . . . . . .         $  8,763      $ (917)
                                                    ========      ======


            Net Income  . . . . . . . . . .          $  0.81
                                                     =======
            Weighted average number of
                shares used in computing          10,846,516
                income per common share . .       ==========



                                                      HISTORICAL
                                            ------------------------------
                                               INDUSTRA
                                               SERVICE        CHEMPOWER
                                               -------        ---------


          REVENUE . . . . . . . . . . . . .     $32,365         $71,377
                                                -------         -------
          COSTS AND EXPENSES

            Costs of contracts, sales and
              other operating expenses  . .      25,449          71,293

            Interest expense on
                  long-term debt  . . . . .         186               0 (4)

          Depreciation and amortization
                  expense . . . . . . . . .         490               0 (4)

          Loss (gain) on sale of equipment
                  or available-for-sale
                  securities  . . . . . . .           -          (1,097)

          Interest income . . . . . . . . .           -            (758)(4)

          Foreign exchange
                  loss (income) . . . . . .           -               -
                                                -------         -------

                                                 26,124          69,438
                                                -------         -------

          INCOME BEFORE PROVISION FOR
          INCOME TAX  . . . . . . . . . . .       6,240           1,939


          PROVISION FOR                            (462)           (668)(4)
          INCOME TAX  . . . . . . . . . . .     -------         -------


          NET INCOME  . . . . . . . . . . .     $ 5,779         $ 1,271
                                                =======         =======


            Net Income  . . . . . . . . . .

            Weighted average number of
                shares used in computing
                income per common share . .



                                              PRO FORMA     CONSOLIDATED
                                             ADJUSTMENTS     PRO FORMA
                                             -----------    ------------


          REVENUE . . . . . . . . . . . . .      $    -       $227,856
                                                 ------       --------
          COSTS AND EXPENSES

            Costs of contracts, sales and
              other operating expenses  . .                    208,959

            Interest expense on
                  long-term debt  . . . . .       2,600          4,774

            Depreciation and amortization
                  expense . . . . . . . . .       1,323          5,087

            Loss (gain) on sale of equipment
                  or available-for-sale
                  securities  . . . . . . .                     (1,089)

            Interest income . . . . . . . .         617              -

            Foreign exchange
                  loss (income) . . . . . .                       (234)
                                                 ------       --------

                                                  4,540        217,487
                                                 ------       --------

          INCOME BEFORE PROVISION FOR
          INCOME TAX  . . . . . . . . . . .      (4,540)        10,369


          PROVISION FOR                           1,540          1,386
          INCOME TAX  . . . . . . . . . . .      ------       --------


          NET INCOME  . . . . . . . . . . .      $3,000       $  8,983
                                                 ======       ========


            Net Income  . . . . . . . . . .                   $   0.83
                                                              ========
            Weighted average number of
                shares used in computing                    10,846,516
                income per common share . .                 ==========


          The accompanying notes are an integral part of this pro forma combined financial information.

                               AMERICAN ECO CORPORATION

                 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA



          1. The pro forma statements have been prepared based upon the audited financial statements of American Eco for the fiscal year ended November 30, 1996; the [unaudited] financial statements of SRS from December 1, 1995 through July 1, 1996, its date of acquisition; the [unaudited] financial statements of Industra from December 1, 1995 through July 22, 1996, its date of acquisition; and the audited financial statements of Chempower for the fiscal year ended December 31, 1996.

          2. Chempower equity has been eliminated based upon Chempower's shareholders receiving consideration of $6.20 per share for
               7.8 million shares outstanding. The total cost to American Eco was partially funded by placement by American Eco of $15.0 million 9.5% convertible debentures due 2007 and the principal shareholders of Chempower receiving $19.9 million of one year notes payable.

          3. The following adjustments have been made to the unaudited pro forma combined balance sheet.

               The unaudited pro forma combined balance sheet assumes that the acquisition occurred on December 1, 1995 to give effect to the adjustments described below.

               To adjust assets and liabilities assumed to be their fair values, determined as follows:

                 (a) Trade receivables adjustment represents the adjustment to net present value of amounts expected to be received.

                 (b) The resulting excess of cost over the fair value of net assets acquired was classified as goodwill. Deferred taxes were computed on the difference between book and tax resulting from the acquisition transaction.

          4. The following adjustments having been made to the unaudited proforma combined statement of operations:

               (1) To reflect the increase in depreciation and amortization expense on long-term assets acquired and to amortize goodwill associated with the purchase.

               (2) To eliminate interest income due to the decrease in cash and marketable securities.

               (3) To provide an income tax benefit on the pro forma loss of Chempower.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Date: June 2, 1997              AMERICAN ECO CORPORATION
                                                (Registrant)



                                          /s/ David L. Norris
                                          -------------------------------
                                          David L. Norris,
                                          Senior Vice President and Chief
                                            Financial Officer